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                                                Exhibit 10.2
                                                   EXHIBIT B

                          AMENDMENT

                             TO

                     APS POWER AGREEMENT

                                          EFFECTIVE DATE:  JANUARY 1, 1999


Except as amended below, the APS Power Agreement shall remain unchanged:

     Article I Definitions

          Section 1.2    Additional Definitions

"Demand" means the expression in kilowatts of the energy stated inkilowatt-hours per hour, occurring in any one-hour interval beginning on the clock hour during any period. As applied to any Company, Demand means the Demand attributable to that Company as set by its ownership share in AGC. The Demand for each Company shall be set at the following level:

              Monongahela Power Company     226,800 kW

              The Potomac Edison Company    235,200 kW

              West Penn Power Company       378,000 kW

"Capacity Responsibility" of a Company for a Period means the Company's Demand for the Period.

    IN WITNESS THEREOF, intending to be legally bound, each of the Parties has caused this Agreement to be duly executed.

Allegheny Generating Company      Monongahela Power Company
By:  /s/ Thomas K. Henderson      By:  Thomas K. Henderson
Name:  Thomas K. Henderson        Name:  Thomas K. Henderson
Title:  Vice President            Title:  Vice President
Date:  November 30, 1998          Date:  November 30, 1998

The Potomac Edison Company        West Penn Power Company
By:  /s/ Thomas K. Henderson      By:  Thomas K. Henderson
Name:  Thomas K. Henderson        Name:  Thomas K. Henderson
Title:  Vice President            Title:  Vice President
Date:  November 30, 1998          Date:  November 30, 1998